UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Jane Dietze and Eva Sage-Gavin as Directors of the Company

The Board of Directors of BroadSoft, Inc. (the “Company”) appointed each of Ms. Jane Dietze and Ms. Eva Sage-Gavin as directors of the Company, effective as of March 1, 2016. Ms. Dietze’s term will expire at the 2017 Annual Meeting of Stockholders. Ms. Sage-Gavin’s term will expire at the 2018 Annual Meeting of Stockholders. There is no arrangement or understanding between either Ms. Dietze or Ms. Sage-Gavin and any other person pursuant to which she was selected as a director.

Ms. Dietze, age 50, has been a managing director at Brown University’s Investment Office since December 2013, where she is involved in the management of Brown’s $3.2 billion endowment. From April 2012 until November 2013, Ms. Dietze was the Director of Private Equity at Bowdoin College’s Investment Office. From July 2006 until March 2012, she was a managing director of Fortress Investment Group, a global alternative investment and asset management firm. Ms. Dietze was a general partner at NextPoint Partners, an early-stage technology venture fund, from 2004 to 2006, and at Columbia Capital, an information technology and communications fund, from 1998 to 2004. Ms. Dietze was previously a director of Blyth, Inc., where she was a member of the audit committee.

Ms. Sage-Gavin, age 57, has been the Vice Chair of Aspen Institute’s Skills for America’s Future Advisory Board since 2013, where she works with senior White House leaders, community colleges and corporations to build skilled workforces. She is also a Senior Advisor for the Boston Consulting Group and G100 Network. Ms. Sage-Gavin served as executive vice president, global human resources and corporate affairs at The Gap Inc. from 2010 to February 2014. From 2003 to 2010, she served in various other executive human resources roles at Gap. Prior to joining Gap in 2003, Ms. Sage-Gavin worked at Sun Microsystems, Inc. and Disney Consumer Products, a division of the Walt Disney Company as senior vice president, human resources. She also served in various senior human resources leadership positions at PepsiCo, Inc., including its Taco Bell division, and at Xerox Corporation. Ms. Sage-Gavin was previously a director of Sapient Corp., and served on Sapient’s compensation committee.

Each of Ms. Dietze and Ms. Sage-Gavin will be compensated in accordance with the Company’s non-employee director compensation policy in effect from time to time. Based on the Company’s current policy, each of Ms. Dietze and Ms. Sage-Gavin will receive an annual grant of restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock having a value, as of the date of grant, equal to $95,000 (prorated to reflect service from the date of her election through December 31, 2016) which will vest on a quarterly basis. Each of Ms. Dietze and Ms. Sage-Gavin will also receive, on a pro-rata basis, an annual cash retainer of $45,000, paid in quarterly installments at the end of each quarter, and subject to the terms of the policy, each will have the ability to elect to receive 100%, 50% or 0% of her annual cash retainer in the form of additional RSUs. The Company will also reimburse each of Ms. Dietze and Ms. Sage-Gavin for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

On March 3, 2016, the Company issued a press release announcing the appointment of Ms. Dietze and Ms. Sage-Gavin to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report.

(e) Executive Compensation – 2016 Bonus Plan and 2015 Bonus Awards

2016 Executive Bonus Plan

On March 1, 2016, the Compensation Committee approved the following terms for the BroadSoft 2016 Executive Officer Annual Bonus Plan (the “2016 Bonus Plan”). The three performance measure components of the 2016 Bonus Plan are described in more detail below:

Revenue Target

Except as described below, BroadSoft’s total consolidated revenue performance represents a 35% weighting of each executive officer’s annual target bonus amount. The attainment of revenues against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the revenue component.

•	In the event BroadSoft’s revenue for the year equals 100% of its revenue target, the payout percentage for this component will be 100%.

•	In the event BroadSoft’s revenue for the year is approximately 89% of its revenue target, the payout percentage for this component will be 50%.

•	In the event BroadSoft’s revenue for the year is between approximately 89% and 100% of its revenue target, the payment percentage for this component will be adjusted linearly between 50% and 100%.

•	In the event BroadSoft’s revenue for the year is less than approximately 89% of its revenue target, the payout percentage for this component will be 0%.

•	In the event BroadSoft’s revenue for the year exceeds 100% of its revenue target, 5% of such revenue greater than such target revenue will be paid in bonuses to the Company’s executive officers and other officers, including the executive officers that are entitled to participate in the 2016 Bonus Plan, with the actual bonus per executive officer determined by the Compensation Committee.

Non-GAAP Operating Income Target

BroadSoft’s non-GAAP operating income performance represents a 35% weighting of each executive officer’s annual target bonus amount. For purposes of the 2016 Bonus Plan, non-GAAP operating income is defined in the same manner as used by BroadSoft in its earnings releases. The attainment of non-GAAP operating income against a specified target will determine a payout percentage to be multiplied against the 35% weighting for the non-GAAP operating income component.

•	In the event BroadSoft’s non-GAAP operating income for the year equals 100% of its non-GAAP operating income target, the payout percentage for this component will be 100%.

•	In the event BroadSoft’s non-GAAP operating income for the year is approximately 92% of its non-GAAP operating income target, the payout percentage for this component will be 50%.

•	In the event BroadSoft’s non-GAAP operating income for the year is between approximately 92% and 100% of its non-GAAP operating income target, the payment percentage for this component will be adjusted linearly between 50% and 100%.

•	In the event BroadSoft’s non-GAAP operating income for the year is less than approximately 92% of its non-GAAP operating income, the payout percentage for this component will be 0%.

The revenue target and non-GAAP operating income targets will exclude any contributions derived from any acquisition during 2016, other than revenue and non-GAAP operating income contributions from Transera Communications, Inc. (now known as BroadSoft Contact Center, Inc.) which was acquired by BroadSoft on February 4, 2016.

Corporate Strategic Objectives

The achievement of four of BroadSoft’s corporate strategic objectives as set forth in the 2016 Bonus Plan represents a 30% weighting of each executive officer’s annual target bonus amount. During the first quarter of 2017, the Compensation Committee will measure the achievement of these objectives on an individual basis for each of BroadSoft’s executive officers in 2016.

Modification of 2016 Bonus Plan Target Amount

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2016, the Compensation Committee established target bonus amounts under the 2016 Bonus Plan for each of the named executive officers. On March 1, 2016, the Compensation Committee modified the target amount for Mr. Behbehani from $195,000 to $206,000.

2015 Bonus Payments

On March 1, 2016, the Compensation Committee approved the payout of 2015 bonuses (a) to each of Messrs. Tessler, Hoffpauir, Tholen and Behbehani under the BroadSoft 2015 Executive Officer Bonus Plan (the “2015 Executive Bonus Plan”) and (b) to Messrs. Tessler, Hoffpauir and Tholen under BroadSoft’s 2015 Cloud Revenue Bonus Plan (the “2015 Cloud Bonus Plan”), each as previously described in the Company’s Current Report on Form 8-K filed on February 26, 2015.

The Compensation Committee determined that the Company achieved (a) 91.06% of the revenue target, (b) 100% of the non-GAAP operating income target and (c) 100% of its 2015 strategic corporate objectives set forth in the BroadSoft 2015 Executive Bonus Plan. The Company exceeded the threshold amount for the revenue component and exceeded the target amount for the operating income target component of the 2015 Executive Bonus Plan. As a result, the Compensation Committee determined to award each of the following executive officers 96.87% of his target bonus for 2015, such that the following cash bonuses were earned and approved:

Name	2015 Executive Bonus Plan - Payment
Michael Tessler	$396,111
Scott D. Hoffpauir	$196,559
James A. Tholen	$203,543
Taher G. Behbehani	$145,305

The Compensation Committee determined that the Company achieved 95.1% of the revenue target under the 2015 Cloud Bonus Plan. As a result, the Compensation Committee determined to award each of Messrs. Tessler, Hoffpauir and Tholen 75.67% of his target bonus for 2015. Pursuant to the terms of the 2015 Cloud Bonus Plan, the Compensation Committee elected to pay the awards due to each of the participants in the 2015 Cloud Plan in RSUs, rather than cash. The RSUs were awarded on March 1, 2016 and were fully vested on the date of grant, and were settled in shares of the Company’s common stock. The number of RSUs awarded to each executive officer was calculated pursuant to the formula set forth in the 2015 Cloud Plan and is set forth below.

Name	2015 Cloud Revenue Bonus Plan - Bonus Payout	RSUs Awarded in Lieu of Cash
Michael Tessler	$227,010	7,215
Scott D. Hoffpauir	$ 75,670	2,405
James A. Tholen	$ 75,670	2,405

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 26, 2015, Mr. Behbehani was eligible to receive a bonus of up to $50,000 upon the satisfaction of certain objectives mutually agreed to by Mr. Behbehani and Mr. Tessler. The Compensation Committee reviewed the objectives, which related to marketing efforts, product awareness and co-branding initiatives, and determined that Mr. Behbehani satisfied each objective, and should be paid his $50,000 bonus.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated March 3, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: March 7, 2016	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 3, 2016